Exhibit 31.4

Sarbanes-Oxley Section 302(a) Certification

I, Laurie Butcher, certify that:

1.         I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Alaska Communications Systems Group, Inc.; and

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021	/s/ Laurie Butcher
Laurie Butcher
Chief Financial Officer
Alaska Communications Systems Group, Inc.